Exhibit (a)(1)(ii)
The Instructions accompanying the Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Depositary, or the Dealer Manager or your broker or other financial advisor, will assist you in completing this Letter of Transmittal.
LETTER OF TRANSMITTAL
To Deposit class A Subordinate Voting Shares of
DUNDEE CORPORATION
Pursuant to the Offer to Purchase
Dated December 15, 2005

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON JANUARY 20, 2006 UNLESS THE OFFER IS EXTENDED, WITHDRAWN, OR VARIED.
The Depositary is:
COMPUTERSHARE INVESTOR SERVICES INC.
Toll Free: 1 800 564 6253
E-mail: corporateactions@computershare.com

By Mail	By Hand, Registered Mail or by Courier:
P.O. Box 7021	100 University Avenue
31 Adelaide Street East	9th Floor
Toronto, ON M5C 3H2	Toronto, ON M5J 2Y1
Attention: Corporate Actions	Attn: Corporate Actions
This Letter of Transmittal is to be used only if certificates for Shares (as defined below) are to be forwarded with it pursuant to Section 4 of the Offer to Purchase (as defined below).

TO:	DUNDEE CORPORATION (“DUNDEE”)
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC. (THE “DEPOSITARY”)
The undersigned delivers to Dundee the enclosed certificate(s) for Shares and, subject only to the provisions of the Offer to Purchase regarding withdrawal, irrevocably accepts the Offer for such Shares upon the terms and conditions contained in the Offer to Purchase. The following are the details of the enclosed certificate(s):

DESCRIPTION OF SHARES DEPOSITED (See Instructions 3 and 4)
Name(s) and Address(es) of Registered Owner(s) (Please Fill in Exactly as Name(s) Appear(s) on Share Certificate(s))

Shares Deposited (Attach signed list if necessary)
Number of Shares Represented by
Share Certificate Number(s)	Certificate(s)	Number of Shares Deposited*

Total Shares Deposited

*	If you desire to deposit fewer than all Shares evidenced by any Share certificate listed above, indicate in this column the number of Shares you wish to deposit. Otherwise, all Shares evidenced by such Share certificates will be considered to have been deposited. See Instruction 4 in this Letter of Transmittal.

INVESTMENT DEALER OR BROKER DEPOSITING SHARES PURSUANT TO THE OFFER

(Firm)	(Registered Representative)	(Telephone Number)

☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED	☐ CHECK HERE IF DISKETTE TO FOLLOW
Delivery of this instrument to an address other than provided herein does not constitute a valid delivery. The terms and conditions of the Offer are incorporated by reference in this Letter of Transmittal. Capitalized terms used and not defined in this Letter of Transmittal have the meanings ascribed to them in the Offer to Purchase that accompanies this Letter of Transmittal.
This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany the certificates for the Shares deposited pursuant to the Offer to Purchase. Shareholders whose certificates are not immediately available or who cannot deliver their certificates for Shares and all other documents which this Letter of Transmittal requires to the Depositary by the Expiration Date (as defined in the Offer to Purchase) must deposit their Shares according to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. See Instruction 2.
The undersigned hereby deposits to Dundee the above-described class A subordinate voting shares of Dundee (the “Shares”) at the price per Share indicated in this Letter of Transmittal or pursuant to a Purchase Price Tender (as defined in the Offer to Purchase dated December 15, 2005, the “Offer to Purchase”) upon the terms and subject to the conditions set forth in Dundee’s Issuer Bid Circular dated December 15, 2005, and any supplements or amendments thereto (the “Circular”) and in this Letter of Transmittal (which, as amended or supplemented from time to time, together with the Offer to Purchase and the Circular constitute the “Offer”), including the provisions relating to pro-ration described therein.
A holder of Shares (a “Shareholder”) of Dundee who wishes to deposit Shares under the Offer and whose certificate is registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Shares under the Offer.
SHAREHOLDERS SHOULD CAREFULLY CONSIDER THE INCOME TAX CONSEQUENCES OF DEPOSITING SHARES UNDER THE OFFER. SEE SECTION 16 “INCOME TAX CONSIDERATIONS” IN THE CIRCULAR THAT ACCOMPANIES THIS LETTER OF TRANSMITTAL.
Subject to and effective upon acceptance for purchase of the Shares deposited hereby pursuant to an Auction Tender (as defined in the Offer to Purchase) or pursuant to a Purchase Price Tender (as defined in the Offer to Purchase) in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of Dundee all rights, title and interest in and to all Shares deposited hereby and in and to any and all rights, benefits and claims in respect thereof or arising, or having arisen as a result of the undersigned’s status as a Shareholder of Dundee and in and to any and all distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred, or may be payable, issuable, distributable or transferable, on or in respect of such Shares or any of them on or after the date upon which the Shares are taken up and paid for under the Offer and hereby irrevocably constitutes and appoints the Depositary and any officer of Dundee as attorney-in-fact of the undersigned with respect to such Shares effective from the time Dundee takes up and pays for Shares (the “Effective Time”), with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to:
(a)	deliver certificates for such Shares, together with all accompanying evidences of transfer and authenticity, to or upon the order of, Dundee upon receipt by the Depositary, as the undersigned’s agent, of the Purchase Price (as defined below);

(b)	present certificates for such Shares for cancellation and transfer on the books of the trustee for the Shares; and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the next paragraph, all in accordance with the terms of the Offer.
The undersigned hereby represents and warrants that:
(a)	when and to the extent Dundee accepts the Shares for payment, Dundee will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, and the same will not be subject to any adverse claim provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to Shareholders of record on or prior to the Effective Time shall be for the account of the undersigned;

(b)	on request, the undersigned will execute and deliver any additional documents that the Depositary or Dundee deems necessary or desirable to complete the assignment, transfer, and purchase of the Shares deposited hereby; and

(c)	the undersigned has received and agrees to all of the terms of this Offer.
The names and addresses of the registered owners should be printed, if they are not already printed above, as they appear on the certificates representing Shares deposited hereby. The certificates and the number of Shares that the undersigned wishes to deposit should be indicated in the appropriate boxes, and if the deposit is being made pursuant to an Auction Tender, the purchase price at which such Shares are being deposited should be indicated in Box B “Auction Tender”.
The undersigned understands that he or she must indicate whether he or she deposits the Shares pursuant to an Auction Tender or a Purchase Price Tender by completing Box A “Type of Tender”. Shareholders who deposit Shares without making a valid Auction Tender or Purchase Price Tender will be deemed to have made a Purchase Price Tender.
The undersigned understands that Dundee will determine a single price per Share (not more than $29.50 nor less than $25.50 per Share) (the “Purchase Price”) that it will pay for Shares validly deposited and not withdrawn pursuant to the Offer, taking into account the number of Shares deposited pursuant to Purchase Price Tenders and Auction Tenders, the prices specified by depositing Shareholders making Auction Tenders and the price at which Shares deposited pursuant to Purchase Price Tenders are considered to have been deposited. The undersigned understands that Dundee will select the Purchase Price that will allow it to purchase 2,500,000 Shares deposited, subject to pro-ration, (or such lesser number of Shares as are properly deposited at prices not more than $29.50 nor less than $25.50 per Share) pursuant to the Offer, subject to the conditions of the Offer. The undersigned understands that all Shares properly deposited pursuant to Auction Tenders at prices at or below the Purchase Price or pursuant to Purchase Price Tenders, and not withdrawn, will be purchased at the Purchase Price, (but subject to applicable withholding taxes), upon the terms and subject to the conditions of the Offer, including the applicable pro-ration provisions relating to Shares deposited and that Dundee will return all other Shares, including Shares deposited and not withdrawn at prices greater than the Purchase Price and Shares not purchased because of pro-ration.
The undersigned understands that if the total number of Shares properly deposited by the Expiration Date pursuant to Auction Tenders at prices at or below the Purchase Price or pursuant to Purchase Price Tenders and not withdrawn is greater than 2,500,000 Shares, Dundee will, upon the terms and subject to the conditions of the Offer, purchase at the Purchase Price Shares so deposited on a pro rata basis (calculated to the nearest whole number of Shares, so as to avoid the creation of fractional Shares). Dundee’s determination as to pro-ration shall be final and binding on all parties.
The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Dundee may terminate or amend the Offer or may not be required to purchase any of the Shares deposited hereby or may accept for payment, in accordance with the applicable pro-ration provisions relating to Shares deposited, fewer than all of the Shares deposited hereby. The undersigned understands that certificate(s) for any Shares not deposited or not purchased will be returned to the undersigned at the address indicated above, unless otherwise indicated in Box D “Special Payment Instructions” or Box E “Special Delivery Instructions”. The undersigned recognizes that Dundee has no obligation, pursuant to the Special Payment Instructions, to transfer any certificates for Shares from the name of their registered owner.

The undersigned understands that acceptance of Shares by Dundee for payment will constitute a binding agreement between the undersigned and Dundee, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.
The undersigned understands that payment for Shares accepted for payment pursuant to the Offer will be made by depositing the aggregate Purchase Price for such Shares with the Depositary, which will act as agent for the depositing Shareholders for the purpose of receiving payment from Dundee and transmitting such payment to the depositing Shareholders. Receipt of payment by the Depositary will be deemed to constitute receipt of payment thereof by persons depositing Shares. Under no circumstances will interest be paid by Dundee or the Depositary by reason of any delay in paying for any Shares or otherwise.
The undersigned instructs Dundee and the Depositary to issue the cheque for the Purchase Price for such of the deposited Shares as are purchased to the order of the undersigned and mailed by first-class mail to the address indicated above unless otherwise indicated in Box D “Special Payment Instructions”, Box E “Special Delivery Instructions” or Box F “Hold for Pick-Up”.
All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this deposit is irrevocable.
If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal, including Box J – “Lost, Stolen or Destroyed Certificates” should be completed as fully as possible and forwarded to the Depositary, together with a letter describing the loss, theft or destruction and providing a telephone number. The Depositary will respond with the replacement requirements, which includes certain additional documents that must be signed in order to obtain replacement certificate(s) and the payment of the required lost certificate fee, which is 3% of the market value of the Shares represented by the lost certificate(s) as at the time of the notification, subject to a minimum fee of $20.00 or US$15.00.
The undersigned agrees not to vote any of the deposited Shares taken up and paid for under the Offer, or distributions on such Shares consisting of securities, at any meeting and not to exercise any of the other rights or privileges attaching to any of such deposited Shares or distributions consisting of securities, or otherwise act with respect thereto. The undersigned agrees further to execute and deliver to Dundee, provided not contrary to any applicable law, at any time and from time to time, as and when requested by, and at the expense of Dundee, any and all instructions of proxy, authorization or consent, in form and on terms satisfactory to Dundee, in respect of any such deposited Shares or distributions consisting of securities. The undersigned agrees further to designate in any such instruments of proxy the person or persons specified by Dundee as the proxyholder of the undersigned in respect of such deposited Shares or distributions consisting of securities.
By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned and both of you shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigne, le soussigne et les destinataires sont presumes avoir requis que tout contrat atteste par l’offre et son acceptation par cette d’envoi, de meme que tous les documents qui s’y rapportent, soient rediges exclusivement en langue anglaise.

BOX A
TYPE OF TENDER

Check only one box. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. Shares are being deposited hereby pursuant to (check one):

☐	An Auction Tender	☐	A Purchase Price Tender
(Please complete Box B)

BOX B
AUCTION TENDER
PRICE (IN CANADIAN DOLLARS) PER SHARE
AT WHICH SHARES ARE BEING DEPOSITED
This box MUST be completed if Shares are being deposited
pursuant to an Auction Tender.

Check Only One Box. If more than one box is checked, there
is no proper deposit of Shares.

☐	$25.50	☐	$27.00	☐	$28.50
☐	$25.75	☐	$27.25	☐	$28.75
☐	$26.00	☐	$27.50	☐	$29.00
☐	$26.25	☐	$27.75	☐	$29.25
☐	$26.50	☐	$28.00	☐	$29.50
☐	$26.75	☐	$28.25

BOX C
ODD LOTS
(See Instruction 7)

To be completed ONLY if certificates for Shares are being deposited by or on behalf of persons owning beneficially an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date.
The undersigned either (check one):

☐	will be the beneficial owner of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are deposited, or

☐	is a broker, dealer, bank, commercial bank, trust company or other nominee that (i) is depositing, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner will own an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date and is depositing all of such Shares.

BOX D
SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 4, 6 and 8)
To be completed ONLY if certificates for Shares deposited but not purchased and/or the cheque for the purchase price of Shares purchased are to be issued in the name of someone other than the undersigned.

Issue:	☐	cheque and/or	☐	certificate(s) to:

Name

(Please Print)

Address

(Include Postal Code or Zip Code)

(Social Insurance No. or Tax Identification No. or Social
Security No.)
(Recipients in U.S. to Complete Substitute Form W-9)

BOX E
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 4, 6 and 8)
To be completed ONLY if certificates for Shares deposited but not purchased and/or the cheque for the purchase price of Shares purchased are to be sent to someone other than the undersigned, or to the undersigned at an address other than that shown above.
Mail:   ☐ cheque and/or      ☐     certificate(s) to:

Name

(Please Print)

Address

(Include Postal Code or Zip Code)

BOX F
HOLD FOR PICK-UP

☐	Hold certificates and/or cheques for Shares for pick up

BOX G

☐ Check here if certificates for deposited Shares are being delivered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Owner(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution Which Guaranteed Delivery:

BOX H
SHAREHOLDER(S) SIGN HERE
(See Instructions 1 and 6)
Must be signed by registered owner(s) exactly as name(s) appear(s) on certificate(s) or on a security position listing or by person(s) authorized to become registered owner(s) by certificate(s) and documents transmitted with this Letter of Transmittal. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 6.

Authorized Signature :

Signature(s) of Shareholder or authorized representative

Name(s) :

(Please Print)

Capacity :

Address :

(Include Postal Code or Zip Code)
Area Code and Telephone Number :

TIN; SSN; SIN:

Shareholders must provide their Social Insurance No.; U.S. shareholders must provide their Taxpayer Identification No.
or Social Security No.

Dated , 2006

BOX I
GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 6)

Authorized Signature :

Name(s) :

(Please Print)

Title :

Name of Firm :

Address :

(Include Postal Code or Zip Code)
Area Code and Telephone Number :

Dated , 2006

BOX J
LOST, STOLEN OR DESTROYED
CERTIFICATES
To be completed ONLY if certificates representing Shares being deposited have been lost, stolen or destroyed.
The undersigned either (check one):

☐	lost his or her certificate(s) representing Shares;

☐	had his or her certificate(s) representing Shares stolen; or

☐	had his or her certificate(s) representing Shares destroyed.
If a certificate representing Shares has been lost, stolen or destroyed, this Letter of Transmittal, including this Box J, must be completed as fully as possible and forwarded, together with a letter describing the loss, theft or destruction and providing a telephone number, to the Depositary. The Depositary will respond with the replacement requirements.

INSTRUCTIONS
Forming Part of the Terms of the Offer
1.	Guarantee of Signatures. No signature guarantee is required if either:
(a)	this Letter of Transmittal is signed by the registered holder of the Shares deposited with this Letter of Transmittal and payment and delivery are to be made directly to such owner and such owner has not completed either Box D “Special Payment Instructions” or Box E “Special Delivery Instructions” above; or

(b)	such Shares are deposited for the account of a firm which is a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP), whose members normally include members of recognized stock exchanges in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States (each being referred to as an “Eligible Institution”).
In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal by completing Box I “Guarantee of Signature(s)”. See Instruction 6.

2.	Delivery of Letter of Transmittal and Certificates — Guaranteed Delivery Procedures. This Letter of Transmittal is to be used if certificates are to be forwarded with it to the Depositary. Certificates for all physically deposited Shares together with a properly completed and duly executed Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary by the Expiration Date (as defined in the Offer to Purchase).

Shareholders whose certificates are not immediately available or who cannot deliver certificates for Shares and all other required documents to the Depositary by the Expiration Date may deposit their Shares by or through any Eligible Institution by properly completing (including the type of deposit and, if applicable, the price at which the Shares are being deposited) and duly executing and delivering a Notice of Guaranteed Delivery (or facsimile of it) and by otherwise complying with the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase. Pursuant to such procedure, the certificates for all physically deposited Shares, as well as a properly completed and duly executed Letter of Transmittal and all other documents required by this Letter of Transmittal (or a manually executed photocopy thereof) must be received by the Depositary at its Toronto office within three business days after the Expiration Date.

The Notice of Guaranteed Delivery must be delivered by hand or transmitted by facsimile transmission or mail to the Depositary at its office in Toronto, Ontario and must include a guarantee by an Eligible Institution in the form set forth in such Notice of Guaranteed Delivery. For Shares to be validly deposited pursuant to the guaranteed delivery procedure, the Depositary must receive the Notice of Guaranteed Delivery by the Expiration Date.

The method of delivery of all documents, including certificates for Shares, is at the election and risk of the depositing Shareholder. Delivery is only effective upon receipt by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date.

Dundee will not purchase any fractional Shares, nor will it accept any alternative, conditional or contingent deposits except as specifically permitted by the Offer to Purchase. All depositing Shareholders, by execution of this Letter of Transmittal and delivery of it in the manner prescribed herein, waive any right to receive any notice of the acceptance of their deposit.

3.	Inadequate Space. If the space provided in the box captioned “Description of Shares Deposited” is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.	Partial Deposits and Unpurchased Shares. If fewer than all of the Shares evidenced by any certificate are to be deposited, fill in the number of Shares which are to be deposited in the column entitled “Number of Shares Deposited”. In such case, if any deposited Shares are purchased, a new certificate for the remainder of the Shares evidenced by the old certificate(s) will be issued and sent to the registered holder, unless otherwise specified in Box D “Special Payment Instructions”, Box E “Special Delivery Instructions” or Box F “Hold for Pick-Up” on this Letter of Transmittal, as soon as practicable after the Expiration Date. All Shares represented by the certificate(s) listed and delivered to the Depositary are deemed to have been deposited unless otherwise indicated.
5.	(a)	Indication of Type of Tender. To deposit shares, the Shareholder must complete Box A “Type of Tender” on this Letter of Transmittal or, if applicable, on the Notice of Guaranteed Delivery indicating whether he or she is depositing Shares pursuant to an Auction Tender or a Purchase Price Tender. Only one box may be checked. If more than one box is checked or if no box is checked, all Shares identified above will be deemed to have been tendered by way of a Purchase Price Tender. The same Shares cannot be deposited (unless previously properly withdrawn as provided in Section 5 of the Offer to Purchase) pursuant to both an Auction Tender and a Purchase Price Tender, or pursuant to Auction Tenders at more than one price. However, if a Shareholder desires to deposit Shares in separate lots at a different type of tender for each lot, such Shareholder must complete a separate Letter of Transmittal or, if applicable, Notice of Guaranteed Delivery for each lot which the Shareholder is depositing.

	(b)	Indication of Price at Which Shares Are Being Deposited. For Shares to be properly deposited pursuant to an Auction Tender the Shareholder must complete Box B “Auction Tender” on this Letter of Transmittal indicating the price per Share in Canadian dollars at which he or she is depositing Shares. A Shareholder wishing to deposit portions of his or her Shares pursuant to Auction Tenders at different prices must complete a separate Letter of Transmittal for each price at which he or she wishes to deposit each such portion of his or her Shares. The same Shares cannot be deposited pursuant to Auction Tenders (unless previously properly withdrawn as provided in Section 5 of the Offer to Purchase) at more than one price. No price can be specified by Shareholders making a Purchase Price Tender.
6.	Signatures on Letter of Transmittal, Stock Transfer Powers and Endorsements.
(a)	If this Letter of Transmittal is signed by the registered owner(s) of the Shares deposited hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate without any change whatsoever.

(b)	If the Shares are registered in the names of two or more joint owners, each such owner must sign this Letter of Transmittal.

(c)	If any deposited Shares are registered in different names on several certificates, it will be necessary to complete, sign, and submit as many separate Letters of Transmittal (or facsimile of it) as there are different registrations of certificates.

(d)	When this Letter of Transmittal is signed by the registered owner(s) of the Shares deposited and transmitted hereby, no endorsements of certificate(s) representing such Shares or separate stock transfer powers are required unless payment is to be made, or the certificates for Shares deposited but not purchased are to be issued, to a person other than the registered owner(s). Any signature(s) required on such certificates or stock transfer powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, however, the certificates must be endorsed or accompanied by appropriate stock transfer powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificate, and signatures on such certificate(s) or stock transfer power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e)	If this Letter of Transmittal or any certificates or stock transfer powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to Dundee of their authority so to act.
7.	Odd Lots. As described in Section 3 of the Offer to Purchase, if Dundee is to purchase less than all Shares deposited by the Expiration Date, the Shares purchased first will consist of all Shares so deposited by any Shareholder who will own beneficially, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares and who deposits all of his or her Shares under Auction Tenders at or below the Purchase Price or under Purchase Price Tenders. This preference will not be available unless Box C “Odd Lots” is completed.

8.	Special Payment and Delivery Instructions. If certificates for Shares deposited but not purchased and/or cheques are to be issued in the name of a person other than the signer of this Letter of Transmittal or if such certificates and/or cheques are to be sent to someone other than the signer of this Letter of Transmittal or to the signer at a different address, Box D “Special Payment Instructions” and/or Box E “Special Delivery Instructions” on this Letter of Transmittal must be completed. If a cheque evidencing payment for Shares deposited is to be held by the Depositary for pick-up by the undersigned or any person designated by the undersigned in writing, Box F “Hold for Pick-Up” on this Letter of Transmittal must be completed.

9.	Irregularities. Dundee will determine, in its sole discretion, acting reasonably, all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any deposit of Shares and its determination shall be final and binding on all parties. Dundee reserves the absolute right to reject any or all deposits determined by it not to be in proper form or the acceptance of or payment for which may, in the opinion of Dundee’s counsel, be unlawful. Dundee also reserves the absolute right to waive any of the conditions of the Offer or any defect or irregularity in the deposit of any particular Shares and Dundee’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No deposit of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with deposits must be cured within such time as Dundee shall determine. None of Dundee, the Dealer Manager, the Depositary nor any other person is or will be obligated to give notice of defects or irregularities in deposits, nor shall any of them incur any liability for failure to give any such notice.

10.	Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance and additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be directed to the Depositary or the Dealer Manager at their respective addresses and telephone and facsimile numbers set forth on the back cover of the Offer to Purchase or from your broker, dealer, commercial bank, or trust company.

11.	Substitute Form W-9. Each U.S. Shareholder depositing Shares to the Depositary is required to provide the Depositary with a correct U.S. taxpayer identification number (“TIN”), which is generally the Shareholder’s social security or federal employer identification number, and with certain other information, on Substitute Form W-9 which is provided below. Failure to provide the information on this form may subject the depositing Shareholder to a US$50 penalty imposed by the U.S. Internal Revenue Service (the “IRS”). For information respecting Canadian withholding tax on payments to non-residents of Canada see Section 16 of the Circular – “Income Tax Considerations – Certain Canadian Federal Income Tax Considerations”. U.S. Shareholders should see “Important U.S. Tax Information for U.S. Holders” below.

12.	Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

13.	Privacy Notice. The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, it receives non-public personal information about you – from transactions it performs for you, forms you send, other communications it has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. The Depositary uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. The Depositary has prepared a Privacy Code to tell you more about its information practices and how your privacy is protected. It is available at computershare.com, or by writing to the Depositary at 100 University Avenue, Toronto, Ontario, M5J 2Y1. The Depositary will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.
IMPORTANT: This Letter of Transmittal or manually signed photocopy of it (together with certificates for Shares and all other required documents) or the Notice of Guaranteed Delivery must be received by the Depositary on or before the Expiration Date.
IMPORTANT U.S. TAX INFORMATION FOR U.S. HOLDERS
This is a summary only of certain U.S. tax considerations. Shareholders should consult with their tax advisors regarding the tax consequences with respect to their particular circumstances.
In order to avoid backup withholding of U.S. federal income tax on payments pursuant to the Offer, a U.S. Shareholder tendering Shares must, unless an exemption applies, provide the Depositary with such Shareholder’s correct taxpayer identification number (“TIN”), certify under penalties of perjury that such TIN is correct, and provide certain other certifications by completing the Substitute Form W-9 included in this Letter of Transmittal. If a Shareholder does not provide such Shareholder’s correct TIN or fails to provide the required certifications, the IRS may impose a penalty of US$50 on such Shareholder and payment to such Shareholder pursuant to the Offer may be subject to backup withholding of 28%. All U.S. Shareholders tendering Shares pursuant to the Offer should complete and sign the Substitute Form W-9 to provide the information and certification necessary to avoid backup withholding (unless an applicable exemption exists and is proved in a manner satisfactory to the purchaser and the Depositary).
Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained by the Shareholder upon filing a U.S. federal income tax return.
The tendering Shareholder is required to give the Depositary the TIN (i.e., social security number or employer identification number) of the record holder of the Shares. If the Shares are held in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.
Certain Shareholders (including, among others, corporations, individual retirement accounts and certain foreign individuals and entities) are not subject to backup withholding but may be required to provide evidence of their exemption from backup withholding. Exempt U.S. Shareholders should indicate their exempt status on the Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions. Shareholders are urged to consult their tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.